Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

January 24, 2023

T1V, Inc.

5205 West WT Harris Boulevard, Suite A

Charlotte, NC 28269

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to T1V, Inc. a Delaware corporation (the “Company”), in a public offering (the “Offering”) pursuant to the Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on January 24, 2023 (the “Registration Statement”) of (i) units (the “Units”), each unit consisting of one share of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and a warrant to purchase one share of Class A Common Stock (the “Investor Warrants”), including shares of Class A Common Stock and/or Investor Warrants issuable upon the exercise of an over-allotment option (the “Over-Allotment Option”) granted by the Company and certain selling stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”) to the underwriters to purchase additional Units; and (ii) Representative’s Warrants to purchase shares of Class A Common Stock (each a “Representative’s Warrant”) as contemplated by the Registration Statement; and (iii) shares of Class A Common Stock issuable upon exercise of the Investor Warrants and the Representative’s Warrants, with a proposed maximum aggregate offering price of $48,831,149.

The Units are to be sold by the Company and (to the extent the Over-Allotment Option is exercised, by the Company and the Selling Stockholders) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and EF Hutton, division of Benchmark Investments, LLC on behalf of themselves and as representative to the several underwriters to be named therein. The securities are to be offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”). The Units will not be certificated. The shares of Class A Common Stock and related Investor Warrants are immediately separable and will be issued separately, but must be purchased together as a Unit in this Offering.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s form of Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement, (iv) the Company’s Form of Amendment to the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, (v) the Company’s Form of Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registration Statement (vi) the Company’s Form of Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect upon closing of the offering contemplated by the Registration Statement, (vii) the form of Underwriting Agreement, (viii) the form of Investor Warrant, (ix) the form of Warrant Agency Agreement, (x) the form of Representative’s Warrant, and (xi) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have also assumed that all of the shares of Class A Common Stock issuable or eligible for issuance pursuant to exercise of the Investor Warrants and Representative’s Warrant following the date hereof will be issued for not less than par value. We express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities, including the Class A Common Stock, of the Company and/or adjustments to outstanding securities, including the Investor Warrants and Representative’s Warrants, of the Company may cause such warrants to be exercisable for more shares of Class A Common Stock than the number that remain authorized but unissued.

Based on the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Units will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant..

2. Class A Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

3. Investor Warrants. When the Registration Statement becomes effective under the Act and when the Investor Warrants underlying the Units are issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Investor Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant.

4. Class A Common Stock underlying Investor Warrants: When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Class A Common Stock issued upon exercise of the Investor Warrants will be validly issued, fully paid and non-assessable.

5. Representative’s Warrant. When the Registration Statement becomes effective under the Act and when the Representative’s Warrant is issued and delivered, as contemplated by the Registration Statement, such Representative’s Warrant will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrant.

6. Class A Common Stock underlying Representative’s Warrant: When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Class A Common Stock which are issued upon exercise of the Representative’s Warrant will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Units, Investor Warrants and the Representative’s Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

3